Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business Editors:
     Vitran Logistics expands its relationship with Ross Stores to Texas

     TORONTO, Aug. 27 /CNW/ - Vitran Corporation Inc. (NASDAQ: VTNC, TSX:
VTN), a North American transportation and supply chain firm, is pleased to announce that its Logistics operating segment is expanding its relationship with Ross Stores.
     Vitran is commencing its first dedicated distribution facility with Ross
Stores in San Antonio Texas, effective September 1, 2009. Vitran's distribution facility will serve Ross Stores distribution requirements in the
San Antonio market area. Furthermore, Vitran will be managing Ross Stores distribution needs in San Diego from Vitran's existing facility infrastructure in that market. Vitran President and Chief Executive Officer Rick Gaetz
stated, "We are extremely happy to be adding another quality retailer in Ross
Stores to our growing supply chain client list. Our Logistics segment continues to capitalize on its positive momentum from the second quarter and we look forward to a long and rewarding relationship with Ross Stores."

     About Vitran Corporation Inc.

     Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:
VTNC, TSX: VTN), visit the website at www.vitran.com.

     This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and
applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend",
"estimate", "expect", "project", "may", "plans", "continue", "will", "focus", should" "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
     Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

     %SEDAR: 00004231E          %CIK: 0000946823

     /For further information: Richard Gaetz, President, CEO, Sean Washchuk,
VP Finance, CFO, Vitran Corporation Inc., (416) 596-7664/
     (VTNC VTN.)

CO:  Vitran Corporation Inc.

CNW 06:30e 27-AUG-09